AMENDMENT NO. 7
THIRD AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT
     The Third Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2006, by and between Invesco Advisers, Inc., a Delaware corporation, and AIM Variable Insurance Funds, a Delaware statutory trust, is hereby amended as follows:
WITNESSETH:
     WHEREAS, the parties desire to amend the Agreement to add the following portfolios — Invesco V.I. Dividend Growth Fund, Invesco V.I. Global Dividend Growth Fund, Invesco V.I. High Yield Fund, Invesco V.I. Income Builder Fund, Invesco V.I. S&P 500 Index Fund, Invesco V.I. Select Dimensions Balanced Fund, Invesco V.I. Select Dimensions Dividend Growth Fund, Invesco V.I. Select Dimensions Equally-Weighted S&P 500 Fund, Invesco Van Kampen V.I. Capital Growth Fund, Invesco Van Kampen V.I. Comstock Fund, Invesco Van Kampen V.I. Equity and Income Fund, Invesco Van Kampen V.I. Global Tactical Asset Allocation Fund, Invesco Van Kampen V.I. Global Value Equity Fund, Invesco Van Kampen V.I. Government Fund, Invesco Van Kampen V.I. Growth and Income Fund, Invesco Van Kampen V.I. High Yield Fund, Invesco Van Kampen V.I. International Growth Equity Fund, Invesco Van Kampen V.I. Mid Cap Growth Fund, Invesco Van Kampen V.I. Mid Cap Value Fund and Invesco Van Kampen V.I. Value Fund;
Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:
“APPENDIX A
TO
THIRD AMENDED AND RESTATED
MASTER ADMINISTRATIVE SERVICES AGREEMENT
OF
AIM VARIABLE INSURANCE FUNDS

Portfolios	Effective Date of Agreement

AIM V.I. Basic Balanced Fund	July 1, 2006
AIM V.I. Basic Value Fund	July 1, 2006
AIM V.I. Capital Appreciation Fund	July 1, 2006
AIM V.I. Capital Development Fund	July 1, 2006
AIM V.I. Core Equity Fund	July 1, 2006
AIM V.I. Diversified Income Fund	July 1, 2006
AIM V.I. Dynamics Fund	July 1, 2006
AIM V.I. Financial Services Fund	July 1, 2006
AIM V.I. Global Health Care Fund	July 1, 2006
AIM V.I. Global Real Estate Fund	July 1, 2006
AIM V.I. Government Securities Fund	July 1, 2006
AIM V.I. High Yield Fund	July 1, 2006
AIM V.I. International Growth Fund	July 1, 2006
AIM V.I. Large Cap Growth Fund	July 1, 2006
AIM V.I. Leisure Fund	July 1, 2006
AIM V.I. Mid Cap Core Equity Fund	July 1, 2006
AIM V.I. Money Market Fund	July 1, 2006
AIM V.I. PowerShares ETF Allocation Fund	October 22, 2008
AIM V.I. Small Cap Equity Fund	July 1, 2006
AIM V.I. Technology Fund	July 1, 2006

Portfolios	Effective Date of Agreement

AIM V.I. Utilities Fund	July 1, 2006
Invesco V.I. Dividend Growth Fund	February 12, 2010
Invesco V.I. Global Dividend Growth Fund	February 12, 2010
Invesco V.I. High Yield Fund	February 12, 2010
Invesco V.I. Income Builder Fund	February 12, 2010
Invesco V.I. S&P 500 Index Fund	February 12, 2010
Invesco V.I. Select Dimensions Balanced Fund	February 12, 2010
Invesco V.I. Select Dimensions Dividend Growth Fund	February 12, 2010
Invesco V.I. Select Dimensions Equally-Weighted S&P 500 Fund	February 12, 2010
Invesco Van Kampen V.I. Capital Growth Fund	February 12, 2010
Invesco Van Kampen V.I. Comstock Fund	February 12, 2010
Invesco Van Kampen V.I. Equity and Income Fund	February 12, 2010
Invesco Van Kampen V.I. Global Tactical Asset Allocation Fund	February 12, 2010
Invesco Van Kampen V.I. Global Value Equity Fund	February 12, 2010
Invesco Van Kampen V.I. Government Fund	February 12, 2010
Invesco Van Kampen V.I. Growth and Income Fund	February 12, 2010
Invesco Van Kampen V.I. High Yield Fund	February 12, 2010
Invesco Van Kampen V.I. International Growth Equity Fund	February 12, 2010
Invesco Van Kampen V.I. Mid Cap Growth Fund	February 12, 2010
Invesco Van Kampen V.I. Mid Cap Value Fund	February 12, 2010
Invesco Van Kampen V.I. Value Fund	February 12, 2010
     The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Net Assets

0.023%	First $1.5 billion
0.013%	Next $1.5 billion
0.003%	Over $3 billion

*	Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000.”

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Dated: February 12, 2010

INVESCO ADVISERS, INC.

Attest:	/s/ Melanie Ringold	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr Senior Vice President

(SEAL)

AIM VARIABLE INSURANCE FUNDS

Attest:	/s/ Melanie Ringold	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr Senior Vice President

(SEAL)

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